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                                                                    Exhibit 23.2

                [HJ ASSOCIATES & CONSULTANTS, L.L.P. LETTERHEAD]



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Shareholders of Cereplast, Inc.
Hawthorne, California

We hereby consent to the incorporation by reference in this Registration Statement of Cereplast, Inc. on Form SB-2/A, of our report dated March 18, 2006, included in and incorporated by reference in the Annual Report on Form 10-KSB of Cereplast, Inc. for the year ended December 31, 2005, and to all references to our firm included in this Registration Statement.

/s/ HJ ASSOCIATES & CONSULTANTS, LLP

HJ Associates & Consultants, LLP
Salt Lake City, Utah
April 20, 2006